                                                                EXHIBIT h(43)(b)



                                 AMENDMENT NO. 1
                             PARTICIPATION AGREEMENT


     The Participation Agreement (the "Agreement"), dated February 1, 1999, by and among AIM Variable Insurance Funds, a Delaware Trust, A I M Distributors, Inc., a Delaware corporation, Sage Life Assurance of America, Inc., a Delaware life insurance company and Sage Distributors, Inc., is hereby amended as follows:

         Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A


       FUNDS AVAILABLE UNDER THE                         SEPARATE ACCOUNTS                  CONTRACTS FUNDED BY
              POLICIES                                  UTILIZING THE FUNDS                 THE SEPARATE ACCOUNTS

          (SERIES I SHARES)
AIM V.I. Government Securities Fund                  The Sage Variable Annuity Account A        -   Asset 1
AIM V.I. Growth and Income Fund                                                                 -   Asset 2
AIM V.I. International Equity Fund
AIM V.I. Value Fund

          (SERIES I SHARES)
AIM V.I. Government Securities Fund                  The Sage Variable Life Account A           -   Life Asset 1
AIM V.I. Growth and Income Fund
AIM V.I. International Equity Fund
AIM V.I. Value Fund

          (SERIES II SHARES)
AIM V.I. Government Securities Fund                  The Sage Variable Annuity Account A        -   SageChoice
AIM V.I. Growth and Income Fund                                                                 -   SageSelect
AIM V.I. International Equity Fund                                                              -   SagePlus
AIM V.I. Value Fund                                                                             -   SageFreedom


     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Effective Date:    October 1, 2001
               ---------------------------

                                           AIM VARIABLE INSURANCE FUNDS



Attest:  /s/ Nancy L. Martin               By:  /s/ Carol F. Relihan
      -----------------------------           -----------------------------
Name:    Nancy L. Martin                   Name:   Carol F. Relihan
Title :  Assistant Secretary               Title:  Senior Vice President


(SEAL)

                                           A I M DISTRIBUTORS, INC.



Attest: /s/ Nancy L. Martin                By:  /s/ Michael J. Cemo
      -----------------------------           -----------------------------
Name:   Nancy L. Martin                    Name:   Michael J. Cemo
Title:  Assistant Secretary                Title:  President

(SEAL)

                                           SAGE LIFE ASSURANCE OF AMERICA, INC.


Attest: /s/ James F. Bronsdon              By:   /s/ Robin I. Marsden
      -----------------------------           -----------------------------
Name:  James F. Bronsdon                   Name:  Robin I. Marsden
Title: Vice President Legal and Compliance Title: President and Chief Executive
                                                  Officer


(SEAL)


                                           SAGE DISTRIBUTORS, INC.



Attest: /s/ James F. Renz                  By:    /s/ James F. Bronsdon
      -----------------------------           -----------------------------
Name:   James F. Renz                      Name:  James F. Bronsdon
Title:  Treasurer                          Title:  Chief Legal Officer


(SEAL)




                                   Page 2 of 2